Exhibit 3.1

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is Angel Care, Inc.

•	Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, with the zip code 19801. The registered agent in charge thereof is The Corporation Trust Company.

•	Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total authorized capital stock of this corporation is Five Thousand Dollars ($5,000.00) divided into 5,000,000 shares of One One-Thousandth Dollars ($.001) each.

•	Fifth: The name and mailing aggress of the incorporator are as follows:

David Corcoran

4400 Deerwood

Bonita Springs, FL 34134

•	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of February, A.D. 2001.

BY:	/s/ David J. Corcoran
(Incorporator)

Name:	David Corcoran

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION BEFORE PAYMENT OF

ANY PART OF THE CAPITAL

OF

ANGEL CARE, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Angel Care, Inc.

2. The Corporation has not received any payment for any of its stock.

3. The certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the corporation is Angel Care America, Inc.

4. The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the Directors who have been elected and qualified.

Signed on the 14th day of February, 2001

/s/ David J. Corcoran
David J. Corcoran, Vice President

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION BEFORE PAYMENT OF

ANY PART OF THE CAPITAL

OF

ANGEL CARE AMERICA, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Angel Care America, Inc.

2. The Certificate of Amendment of Certificate of Incorporation Before Payment of Any Part of the Capital of the Corporation, which was filed by the Secretary of State of Delaware on April 23, 2001, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows: The execution date of said Certificate was incorrectly stated as “February 14, 2001. The correct execution date of said Certificate was February 28, 2001.

4. The portion of the instrument in corrected form is as follows: The list above the signature on said Certificate should read as follows:

“Signed on the 28th day of February, 2001”

Signed on the 29th day of May, 2001.

/s/ David J. Corcoran
David J. Corcoran, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ANGEL CARE AMERICA, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Angel Care America, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock, par value $0.001 per share.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate of Amendment of Certificate of Incorporation to be signed by its Vice President this 23rd day of November, 2001.

/s/ David J. Corcoran
David J. Corcoran, Vice President

CERTIFICATE OF OWNERSHIP

AND MERGER

MERGING

VOYAGER PHARMACEUTICAL CORPORATION

INTO

ANGEL CARE AMERICA, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Angel Care America, Inc., a corporation incorporated on the 27th day of February, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this Corporation owns at least 90% of the capital stock of Voyager Pharmaceutical Corporation, a corporation incorporated on the 20th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this Corporation, by resolution adopted at a duly called meeting of the Board of Directors on November 27, 2001, at which a quorum was present at all times, determined and did merge into itself said Voyager Pharmaceutical Corporation, which resolution is as follows:

WHEREAS this Corporation lawfully owns at least 90% of the outstanding stock of Voyager Pharmaceutical Corporation (“Voyager”); and

WHEREAS this Corporation desires to merge into itself the said Voyager, and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

NOW, THEREFORE, BE IT:

RESOLVED, that this Corporation merge into itself said Voyager and assumes all of its liabilities and obligations; and further

RESOLVED, upon completion of the merger (i) each share of Common Stock, par value $.001 per share, of Voyager (“Voyager Common Stock”) not owned by this Corporation shall be converted into that number of shares of the Common Stock, par value $.001 per share, of this Corporation equal to such number of shares of Voyager Common Stock multiplied by 6.205545. (ii) any fractional share resulting from the foregoing conversion shall be rounded to the nearest whole number of shares, (iii) the holders of such shares of Voyager Common Stock shall have no further claims of any kind or nature, except to receive such shares of this Corporation and appraisal rights, if any, pursuant to Section 262 of the General Corporation Law of the State of Delaware, and (iv) all of the shares of Voyager Common Stock held by this Corporation shall be surrendered and canceled; and further

RESOLVED, that this Corporation relinquishes its corporate name and assumes in place thereof the name “Voyager Pharmaceutical Corporation” and amends Article First of its Certificate of Incorporation to read “FIRST: The name of the Corporation is Voyager Pharmaceutical Corporation; and further

1

RESOLVED, that an authorized officer of this Corporation be and he hereby is directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Voyager and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and further

RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Ownership and Merger to be signed by its Vice President this 27th day of November, 2001.

/s/ David J. Corcoran
David J. Corcoran, Vice President

2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VOYAGER PHARMACEUTICAL CORPORATION

Voyager Pharmaceutical Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 27, 2001 under the name “Angel Care, Inc.”

2. The Corporation filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on April 23, 2001 changing its name to “Angel Care America, Inc.”

3. The Corporation filed a Certificate of Correction of the Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on May 29, 2001 correcting the date of execution of the Certificate of Amendment of the Certificate of Incorporation.

4. The Corporation filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on November 27, 2001 increasing the number of its authorized shares.

5. The Corporation filed a Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware with the Secretary of the State of Delaware on November 28, 2001 merging into itself Voyager Pharmaceutical Corporation and amending its Certificate of Incorporation to change its name to Voyager Pharmaceutical Corporation.

6. At a duly called meeting of the Board of Directors of the Corporation on November 28, 2001 at which a quorum was present at all times, a resolution was adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved said proposed Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED: That the Certificate of Incorporation of the Corporation, be and hereby is amended and restated in its entirety so that the same shall read as follows:

FIRST: The name of the Corporation is Voyager Pharmaceutical Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Wilmington, County of New Castle, State of Delaware 19808. The name of the registered agent of the Corporation is Corporation Service Company.

THIRD: The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of Common Stock, par value $.001 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation, subject to the powers of the holders of capital stock of the Corporation to alter, amend or repeal the By-laws. Election of Directors of the Corporation need not be by written ballot, unless the By-laws of the Corporation so provide. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designed from time to time by the Board of Directors.

SIXTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a Director, provided, however, that the exculpation and limitation of liability provided Directors of the Corporation by this or any other provision shall not eliminate or limit liability of a Director for: (i) any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) claims brought under Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the Director derived an improper personal benefit, further provided, that if the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal ability of directors, than the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment or repeal of this Article Sixth shall have no application to or any effect upon the liability of any Director of the Corporation for or with respect to any act or omission of such Director occurring prior to such amendment or repeal.

SEVENTH:

1. Actions, Suits and Proceedings Other Than By or In the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

2. Actions or Suits By or In the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware shall deem proper.

3. Indemnifications for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this

Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suite or proceeding, he shall be indemnified against all expenses (including attorney’s fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporations, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorney’s fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the vent that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuit to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60 day period referred to above in Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorney’s fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of stay other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the

Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any each capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

12. Meter or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

15. Subsequent Legislation. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such person to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

EIGHTH: No contract or motion between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other organization in which one or more of its directors or officers are Directors or officers of the Corporation, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction we disclosed or are known to the Board of Directors or the Committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provision authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present from or as amended, are granted subject to the rights reserved in this Article.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its Vice President this 28th day of November, 2001.

/s/ David J. Corcoran
David J. Corcoran, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VOYAGER PHARMACEUTICAL CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Voyager Pharmaceutical Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value $0.001 per share.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its Vice President this 1st day of July, 2002.

/s/ David J. Corcoran
David J. Corcoran, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VOYAGER PHARMACEUTICAL CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Voyager Pharmaceutical Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock, par value $0.001 per share.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its Vice President this 14th day of March, 2003.

/s/ David J. Corcoran
David J. Corcoran, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VOYAGER PHARMACEUTICAL CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Voyager Pharmaceutical Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock, par value $0.001 per share.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its Executive Vice President this 31st day of January, 2005.

/s/ David J. Corcoran
David J. Corcoran, Executive Vice President